Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 14, 2019

DEAL VANGUARD LIMITED

By:	/s/ Chi Hin Jacob Lee
Name: Chi Hin Jacob Lee
Title: Director

CHOW TAI FOOK ENTERPRISES LIMITED

By:	/s/ On Yip Patrick Tsang
Name: On Yip Patrick Tsang
Title: Director

CHOW TAI FOOK (HOLDING) LIMITED

By:	/s/ On Yip Patrick Tsang
Name: On Yip Patrick Tsang
Title: Director

CHOW TAI FOOK CAPITAL LIMITED

By:	/s/ Kar Shing Cheng
Name: Kar Shing Cheng
Title: Director